Exhibit 99.1

Famous Dave’s Reports Results For Third Quarter Fiscal 2014

Income per Diluted Share Increased 180%

Income from Operations Increased 157%

Adjusted EBITDA Increased 14%

MINNEAPOLIS, November 5, 2014 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the third quarter and the nine months ending September 28, 2014.

Highlights for the third quarter of 2014 as compared to the third quarter of 2013:

•	Revenue decreased from $39.5 million to $37.7 million, reflecting the combined impact of a comparable sales decrease and lower franchise fee revenue;

•	Comparable sales for company-owned restaurants open 24 months or more decreased 5.7% compared to an increase of 0.1% for the same period in 2013.

•	Franchise royalty revenue of $4.4 million was essentially flat to the prior year, primarily reflecting a comparable sales decline of 2.3%, partially offset by the contribution from four net new franchise restaurants that have opened since the end of the third quarter of 2013;

•	Restaurant-level cash flow margins at company-owned restaurants decreased by 20 basis points to 12.0% from 12.2% for the same period in 2013;

•	General and administrative expenses decreased by approximately $1.0 million (to $3.9 million) for the third quarter of 2014; and were 10.4% of revenue compared to 12.4% of revenue for the third quarter of 2013. This decrease reflected the impact from the departures of executives and employees during the first nine months of 2014 and approximately $249,000, or $0.02 per diluted share, of recaptured severance costs that were previously recorded in the second quarter of 2014;

•	Net income was $2.0 million compared to $737,000 for the third quarter of 2013. As a reminder, fiscal 2013 included approximately $1.2 million, or $0.12 per diluted share, of non-cash restaurant asset impairment costs related to the closure of a Maryland restaurant and the restructuring of a lease at a Virginia restaurant;

•	Diluted net income per share was $0.28 compared to $0.10 for the third quarter of 2013;

•	Diluted adjusted net income per share was $0.26 compared to $0.21 for the third quarter of 2013;

•	Adjusted EBITDA for the third quarter of 2014 was $4.4 million compared to $3.9 million for the same period in 2013.

Highlights for the nine months ended September 28, 2014 as compared to the nine months ended September 29, 2013:

•	Revenue decreased from $119.7 million to $115.3 million;

•	Comparable sales for company-owned restaurants open 24 months or more decreased 5.2% compared to an increase of 0.9% for the same period in 2013;

•	Franchise royalty revenue was $13.2 million, compared to $13.1 million, reflecting revenue contribution from four net new franchise restaurants that opened since the third quarter of 2013, partially offset by a comparable sales decrease of 2.8%;

•	Net income increased to $5.4 million from $2.9 million;

•	Diluted net income per share was $0.74 compared to $0.38, for 2013.

•	Diluted adjusted net income per share was $0.80, primarily reflecting the impact of $0.15 per diluted share of charges related to asset impairments, estimated lease termination costs and other closing costs, the loss on the disposal of the décor inventory and severance for executive departures. These charges were partially offset by a $0.10 per diluted per share gain from the recapture of stock-based compensation for departing executives. This compared to $0.49 for the first nine months of 2013;

•	Adjusted EBITDA was approximately $13.7 million, compared to approximately $10.6 million for the first nine months of 2013;

Ed Rensi, Famous Dave’s CEO, commented, “The quarter’s comparable sales numbers were broadly in line with our expectations. The decline in comparable top line sales, for the quarter, can be largely explained as a result of the conscious decision to eliminate the heavy discounting strategy that was implemented in 2013 and accelerated in the third quarter of that year. As we have reported before, we expect to face this discount headwind through until at least the end of the first quarter of 2015.

We will continue to focus on driving top-line sales without the use of heavy discounting. In addition, we will continue to focus efforts on improving our overall guest experience, evaluating opportunities to refranchise company-owned restaurants, and continuing to prudently manage our expenses.”

Famous Dave’s opened one franchise-operated restaurant during the third quarter in Riverside, California. Subsequent to the end of the quarter, four franchise-operated restaurants closed, three were low volume locations in challenging real estate and one was in preparation for a relocation.

Famous Dave’s ended the quarter with 195 restaurants, including 53 company-owned restaurants and 142 franchise-owned restaurants, located in 34 states, the Commonwealth of Puerto Rico, and Canada.

For fiscal 2014, the company still expects to open approximately a total of four new franchise-operated locations.

Conference Call

The company will host a conference call November 5, 2014, at 7:30 a.m. Central Time to discuss its third quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 53 locations and franchises 138 additional units in 34 states, the Commonwealth of Puerto Rico, and Canada. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique made-from-scratch desserts.

Contact:	Richard Pawlowski – Chief Financial Officer

952-294-1300

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net income, adjusted basic and diluted net income per share and adjusted EBITDA which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted basic and diluted net income per share consists of net income plus items, such as, asset impairment and estimated lease termination and other closing costs, net loss on disposal of equipment, and the recapture of stock-based compensation and severance costs related to the level of Vice President (VP) and above, divided by the weighted average number of shares of stock outstanding (plus stock equivalents for the diluted calculation) during each period presented. Famous Dave’s of America, Inc. believes adjusted basic and diluted net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

EBITDA consists of income from operations plus depreciation and amortization. Adjusted EBITDA consists of EBITDA plus items, such as, asset impairment and estimated lease termination and other closing costs, net loss on disposal of equipment, and the recapture of stock-based compensation and severance costs related to the level of Vice President (VP) and above. Famous Dave’s uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without the impact of items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net income to adjusted net income, Adjusted EBITDA and basic and diluted net income per share to basic and diluted adjusted net income per share.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

SEPTEMBER 28, 2014 AND SEPTEMBER 29, 2013

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Revenue:
Restaurant sales, net	$33,065	$34,680	$101,207	$105,506
Franchise royalty revenue	4,384	4,405	13,194	13,062
Franchise fee revenue	5	140	140	259
Licensing and other revenue	222	309	734	884

Total revenue	37,676	39,534	115,275	119,711

Costs and expenses:
Food and beverage costs	9,750	10,504	29,554	32,010
Labor and benefits costs	10,550	11,114	32,381	33,650
Operating expenses	8,781	8,836	26,923	27,087
Depreciation and amortization	1,472	1,502	4,505	4,579
General and administrative expenses	3,913	4,892	12,190	16,041
Asset impairment and estimated lease termination and other closing costs	80	1,176	642	1,166
Pre-opening expenses	—	293	7	369
Net loss on disposal of property	3	1	424	8

Total costs and expenses	34,549	38,318	106,626	114,910

Income from operations	3,127	1,216	8,649	4,801

Other expense:
Interest expense	(209)	(233)	(709)	(771)
Interest income	—	1	1	6
Other income (expense), net	2	(19)	(1)	(10)

Total other expense	(207)	(251)	(709)	(775)

Income before income taxes	2,920	965	7,940	4,026
Income tax expense	(897)	(228)	(2,550)	(1,131)

Net income	$2,023	$737	$5,390	$2,895

Basic net income per common share	$0.28	$0.10	$0.75	$0.39

Diluted net income per common share	$0.28	$0.10	$0.74	$0.38

Weighted average common shares outstanding—basic	7,189	7,450	7,215	7,419

Weighted average common shares outstanding—diluted	7,212	7,721	7,244	7,695

See accompanying notes to consolidated financial statements.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Food and beverage costs (1)	29.5%	30.3%	29.2%	30.3%
Labor and benefits costs (1)	31.9%	32.0%	32.0%	31.9%
Operating expenses(1)	26.6%	25.5%	26.6%	25.7%
Restaurant level cash flow margins(1)(3)	12.0%	12.2%	12.2%	12.1%
Depreciation & amortization (restaurant level) (1)	3.9%	3.8%	3.9%	3.9%
Asset impairment and estimated lease termination and other closing costs (1)	0.2%	3.4%	0.6%	1.1%
Pre-opening expenses and net loss on disposal of equipment (1)	0.0%	0.8%	0.4%	0.4%
Costs and expenses (restaurant level) (1)	92.1%	95.8%	92.7%	93.3%
Restaurant level margin(1)(4)	7.9%	4.2%	7.3%	6.7%
Depreciation & amortization (corporate level) (2)	0.4%	0.4%	0.5%	0.4%
General and administrative expenses (2)	10.4%	12.4%	10.6%	13.4%
Total costs and expenses (2)	91.7%	96.9%	92.5%	96.0%
Income from operations (2)	8.3%	3.1%	7.5%	4.0%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level cash flow margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.
(4)	Restaurant level margin is equal to restaurant level cash flow margins less restaurant level depreciation and amortization, asset impairment and estimated lease termination and other closing costs, pre-opening expenses and net loss on disposal of equipment.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28,	December 29,
	2014	2013
ASSETS
Cash and cash equivalents	$1,558	$1,293
Other current assets	8,351	10,764
Property, equipment and leasehold improvements, net	56,340	59,733
Other assets	3,552	3,547

Total assets	$69,801	$75,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$12,789	$13,675
Line of credit	5,000	11,400
Other long-term obligations	17,153	17,471
Shareholders’ equity	34,859	32,791

Total liabilities and shareholders’ equity	$69,801	$75,337

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 28,	September 29,
	2014	2013
Cash flows provided by operating activities	$11,153	$11,797
Cash flows used for investing activities	(1,938)	(3,864)
Cash flows used for financing activities	(8,950)	(8,227)

Net increase (decrease) in cash and cash equivalents	$265	$(294)

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Restaurant sales (in thousands):
Company-Owned	$33,065	$34,680	$101,207	$105,506
Franchise-Operated	$94,177	$93,673	$284,748	$277,977
Total number of restaurants:
Company-Owned	53	53	53	53
Franchise-Operated	142	138	142	138

Total	195	191	195	191
Total weighted average weekly net sales (AWS):
Company-Owned	$46,855	$50,253	$48,268	$51,009
Franchise-Operated	$51,548	$53,043	$52,219	$53,519
Operating weeks:
Company-Owned	702	687	2,093	2,065
Franchise-Operated	1,827	1,766	5,453	5,194
Weighted comparable net sales by category (24 month):
Dine-in	(3.6)%	0.1%	(3.4)%	0.6%
To Go	(1.4)%	0.0%	(1.3)%	0.2%
Catering	(0.7)%	0.0%	(0.5)%	0.1%

Total company-owned comparable sales %	(5.7)%	0.1%	(5.2)%	0.9%
Franchise-Operated %	(2.3)%	(2.3)%	(2.8)%	(3.4)%
Total number of comparable restaurants:
Company-Owned	50	48	49	48
Franchise-Operated	122	117	119	114

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Net income	$2,023	$737	$5,390	$2,895
Asset impairment and estimated lease termination and other closing costs	80	1,176	642	1,166
Net loss on disposal of equipment	3	1	424	8
VP level and above stock-based compensation recapture	—	—	(1,071)	(62)
VP level and above severance	(249)	—	566	113
Tax adjustment for the non-cash adjustments	51	(278)	(180)	(344)

Adjusted net income	$1,908	$1,636	$5,771	$3,776

Non-GAAP adjusted income per share:
Basic adjusted net income per common share	$0.27	$0.22	$0.80	$0.51

Diluted adjusted net income per common share	$0.26	$0.21	$0.80	$0.49

Shares used to compute non-GAAP income per share:
Weighted average common share outstanding—basic	7,189	7,450	7,215	7,419

Weighted average common share outstanding—diluted	7,212	7,721	7,244	7,695

Income from Operations	$3,127	$1,216	$8,649	$4,801
Depreciation and amortization	1,472	1,502	4,505	4,579

EBITDA	4,599	2,718	13,154	9,380
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	80	1,176	642	1,166
Net loss on disposal of equipment	3	1	424	8
VP level and above stock-based compensation recapture	—	—	(1,071)	(62)
VP level and above severance	(249)	—	566	113

Adjusted EBITDA	$4,433	$3,895	$13,715	$10,605

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.